Exhibit 10.1

GIBRALTAR INDUSTRIES, INC.
2015 EQUITY INCENTIVE PLAN
_________________________________
Award of Performance Units
_________________________________

THIS AWARD is made to ________________ (the “Recipient”) as of this ____ day of _____________, 20__.
Recitals:

Effective as of May 7, 2015, Gibraltar Industries, Inc. (the “Company”) adopted an equity based incentive plan known as the Gibraltar Industries, Inc. 2015 Equity Incentive Plan (the “Plan”).

An Award to the Recipient of __________ (______) Performance Units has been approved by the Committee as provided for by the Plan. These Performance Units will, except as otherwise provided by this Award upon the occurrence of a Change in Control, be converted to Shares and issued to the Recipient provided that the Company achieves certain Performance Goals established by the Committee. The actual number of Shares which the Recipient shall be entitled to receive may be increased, depending on the degree to which the Company achieves a level of performance which exceeds the Performance Goal established by the Committee; provided that the number of Shares which may be issued to the Recipient shall not under any circumstances exceed [1.5 times the number of Performance Units set forth above] (_______) Shares. In addition, if the Company fails to achieve the Performance Goal established by the Committee, the Recipient shall not be entitled to the issuance of any Shares whatsoever with respect to this Award.

The Plan provides that the terms and conditions of each Award are to be specified in a written instrument.

The Award of Performance Units to the Recipient on the terms and conditions contained in this instrument has been approved according to the terms of the Plan.

Grant of Award:

NOW, THEREFORE, the Company hereby grants an Award of Performance Units to the Recipient on the following terms and conditions:

1.    Award of Performance Units. Subject to the terms and conditions of this Award instrument (“Instrument”), the Recipient is hereby granted an Award of _________ (______) Performance Units. The number of Shares which the Recipient shall be entitled to receive may be increased based on the degree to which the Company has achieved the Performance Goal established by the Committee. In addition, if the Company fails to achieve the Performance Goal established by the Committee, the Recipient shall not be entitled to the issuance of any Shares whatsoever with respect to this Award. Provided that the Recipient satisfies the terms and conditions set forth in this Instrument, the Performance Units awarded to the Recipient will be converted to Shares and issued to the Recipient as provided for in this Instrument. Any reference in this Instrument to Performance Units shall be deemed to refer only to the Performance Units granted pursuant to the Award reflected in this Instrument together with any Dividend Equivalent Units attributable to such Performance Units and any additional Performance Units credited to the Recipient with respect to the Performance Units referred to above pursuant to the anti-dilution provisions of the Plan.

Exhibit 10.1

2.    Restriction on Transfer. The Performance Units issued pursuant to this Award shall be subject to the Restrictions on transfer set forth in Section 8.01 of the Plan.

3.    Performance Period and Performance Goals. Except as otherwise provided by Section 4(b) and Section 7 below, the Performance Period for the Performance Units contained in this Award shall be the period beginning January 1, 20__ and ending December 31, [a specified calendar year thereafter which includes the first calendar year of Performance Period]. The Performance Goal which shall be in effect for the Performance Period shall be the achievement by the Company of a total shareholder return for the Performance Period (hereinafter the “Company TSR”), which Company TSR, when compared to the total shareholder return for the Performance Period of each of the companies which, as of the last day of the Performance Period, is included within the S & P Small Cap Industrial Sector Index (all such companies being hereinafter the “S & P Small Cap Industrial Sector Companies”), will rank the Company’s TSR at the fortieth percentile of the total shareholder returns of the S & P Small Cap Industrial Sector Companies. The Company TSR shall be equal to a fraction, the numerator of which is equal to: (a) the sum of: (i) an amount equal to the closing price of one share of the Company’s Common Stock on the last Business Day (as defined below) of the Performance Period, as reported by the NASDAQ Stock Market; and (ii) the amount of the dividends, if any, paid on one (1) share of the Company’s Common Stock during the Performance Period; minus (b) an amount equal to the closing price of one share of the Company’s Common Stock on the Business Day ending immediately prior to the first day of the Performance Period as reported by the NASDAQ Stock Market, adjusted, if applicable, to reflect any stock splits or stock dividends made by the Company during the Performance Period, and the denominator of which is an amount equal to the closing price of one share of the Company’s Common Stock on the Business Day ending immediately prior to the first day of the Performance Period as reported by the NASDAQ Stock Market, adjusted, if applicable, to reflect any stock splits or stock dividends made by the Company during the Performance Period. The ranking of the Company’s TSR as a percentile of the total shareholder returns of the S & P Small Cap Industrial Sector Companies shall be established by the Committee in consultation with the Committee’s compensation consultants as soon as practicable following the end of the Performance Period. For purposes of this Instrument, the term “Business Day” means each day on which stock exchanges in the United States are open for trading.

4.    Issuance of Shares to Recipient. (a) If, prior to December 31, [the calendar year in which the Performance Period set forth above expires] (hereinafter the “Vesting Date”), there has not been a Change in Control and the Recipient is still in the employ of the Company on the Vesting Date, the Company shall, no earlier than January 1, [immediately following calendar year] and no later than January 31, [immediately following calendar year], issue Shares to the Recipient equal in number to the number as determined pursuant to Section 6(a) hereof.

(b)    If, prior to the Vesting Date, the Recipient’s employment with the Company is terminated as a result of his death or his suffering of a Disability, the Performance Period shall end on the date that the Recipient’s employment with the Company is terminated and the Company shall, no later than thirty (30) days following the termination of the Recipient’s employment, issue Shares to the Recipient equal in number to the number as determined pursuant to Section 6(b) hereof.

5.     Forfeiture of Performance Units Upon Certain Termination of Employment. If: (a) prior to the Vesting Date, there has not been a Change in Control; and (b) the Recipient’s employment with the Company has been terminated for any reason other than his death or his suffering of a Disability, prior to the end of the Performance Period; then (c) the Recipient shall forfeit his right to receive any Shares with respect to any Performance Units awarded pursuant to the terms of this Instrument and the Company shall have no obligation to issue any Shares to the Recipient with respect to such Performance Units.

Exhibit 10.1

6.    Shares Earned. (a) The Committee shall determine the number of Shares to be issued to the Recipient with respect to the Performance Units awarded pursuant to this Instrument as soon as practicable following the end of the Performance Period. To determine the number of Shares which shall be issued to the Recipient, the Committee, in consultation with its compensation consultants, shall determine the ranking of the Company’s TSR for the Performance Period as compared to the total shareholder returns for the S & P Small Cap Industrial Sector Companies. If the Company’s TSR for the Performance Period ranks at a level which is less than the fortieth (40th) percentile of the total shareholder returns for the S & P Small Cap Industrial Sector Companies, the number of Shares to be issued to the Recipient shall be zero (0) Shares. If the Company’s TSR for the Performance Period ranks at a level which is equal to the fortieth (40th) percentile of the total shareholder returns for the S & P Small Cap Industrial Sector Companies, the number of Shares to be issued to the Recipient shall be Fifty Thousand (50,000) Shares. In addition, for each one (1) percentile increase in the ranking of the Company’s TSR for the Performance Period over the fortieth (40th) percentile of the total shareholder returns for the S & P Small Cap Industrial Sector Companies, the Recipient shall be issued an additional [one percent (1.0%) of Performance Units awarded] (___) Shares; provided that, in no event shall the total number of Shares which are to be issued to the Recipient pursuant to this Award exceed [1.5 times the number of Performance Units awarded] (_______) Shares (except that such number of Shares may be increased to reflect the anti-dilution adjustments contemplated by Section 3.01 of the Plan). For the avoidance of doubt, to the extent that the amount by which the ranking of the Company’s TSR for the Performance Period is not a whole integer percentage, the number of Shares to be issued to the Recipient with respect to any such fractional percentage shall be pro-rated based on the Recipient’s right to receive [one percent (1.0%) of Performance Units awarded] (___) Shares for each one (1) percentile increase in the ranking of the Company’s TSR over the fortieth (40th) percentile of the total shareholder returns for the S & P Small Cap Industrial Sector Companies. Notwithstanding anything to the contrary contained in the foregoing provisions of this Section 6(a), any fractional Shares which might result from any calculation made pursuant to this Section 6(a) shall disappear and be absorbed into the next lowest number of whole Shares and the Company shall not be liable for any payment for such fractional share interest to the Recipient.

(b)    In the event that the Recipient’s employment with the Company is terminated before the Vesting Date as a result of his death or his Disability, the number of Shares which shall be issued to the Recipient shall be equal to: (i) the number of Shares which would be issued to the Recipient as determined pursuant to Section 6(a) above based on the ranking of the Company’s TSR determined as of the date on which the Recipient’s employment with the Company is terminated compared to the total shareholder returns for the S & P Small Cap Industrial Sector Companies for the same Performance Period ending as of the date the Recipient’s employment with the Company is terminated; multiplied by a fraction, the numerator of which is equal to the total number of full and partial calendar months which have elapsed from the beginning of the Performance Period to the date on which the Recipient’s employment with the Company is terminated and the denominator of which is thirty six (36).

7.    Issuance of Shares Upon a Change in Control. If a Change in Control occurs prior to the expiration of the Performance Period and the Recipient is employed by the Company on the date the Change in Control occurs, notwithstanding the foregoing provisions of this Award, the Performance Period shall be deemed to expire on the date the Change in Control occurs and the Company’s TSR and the total shareholder returns for the S & P Small Cap Industrial Sector Companies shall be determined as if the last day of the Performance Period was the date on which the Change in Control occurs. On the date the Change in Control occurs, the Recipient shall be paid, in one lump sum payment in cash or immediately available funds, less applicable withholding taxes, an amount equal to; (a) the number of Shares, if any, which the Recipient would be entitled to receive, determined as provided in Section 6(a)

Exhibit 10.1

above, based on the ranking of the Company’s TSR compared to the total shareholder returns for the S & P Small Cap Industrial Sector Companies determined as of the date the Change in Control occurs; multiplied by (b) the Fair Market Value of one Share of Common Stock, determined as of the date the Change in Control occurs. For purposes of this Award, upon the occurrence of a Change in Control, the targeted level of performance shall be the Company’s TSR determined (as provided in Section 3 hereof) as of the date the Change in Control occurs. Notwithstanding the foregoing, if any Shares have been issued to the Recipient under the terms of Section 4 above and following the date any such payment is made a Change in Control occurs, the Recipient shall not be entitled to any additional payment with respect to the Performance Units awarded to the Recipient pursuant to the terms of this Award as a result of the occurrence of the Change in Control.

8.    Applicability of the Plan. Except as otherwise provided by this Instrument, the terms of the Plan shall apply to the Award described in this Instrument and the rights of the Recipient with respect to such Award. This Instrument, together with the Plan, contains all the terms and conditions of the Award described herein and the rights of the Recipient with respect to such Award.

9.    Notices. Any notices or other communications given in connection with this Agreement shall be mailed, and shall be sent by registered or certified mail, return receipt requested, to the indicated address as follows:

If to the Company:

Gibraltar Industries, Inc.
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219
Attn: Corporate Secretary

If to the Recipient:

___________________
___________________
___________________

or to such changed address as to which either party has given notice to the other party in accordance with this Section 9. All notices shall be deemed given when so mailed, except that a notice of a change of address shall be deemed given when received.

10.    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meaning provided to such terms by the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first set forth above.
GIBRALTAR INDUSTRIES, INC.

By:____________________